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                                                                     EXHIBIT 4.2

                   SETTLEMENT AND GENERAL RELEASE AGREEMENT
                   ----------------------------------------

     This Settlement and General Release Agreement ("Agreement") is entered into between Semotus Solutions, Inc. (formerly Datalink.net, Inc.) (hereinafter "Semotus") and Haefele, Flanagan & Co. (hereinafter "HFC"). HFC and Semotus agree as follows:

                                    RECITALS
                                    --------

     A. HFC was hired by ISS, Inc. dba WaresOnTheWeb.com ("ISS"), a subsidiary of Semotus, to provide certain accounting services to ISS, and HFC did provide such accounting services to ISS, whereupon certain fees for these accounting services are now owed to HFC; and

     B. HFC and Semotus have entered into this Agreement to settle the compensation owed to HFC for such accounting services and any claim that Semotus and/or ISS have not paid the full consideration or compensation due for such services.

                                    AGREEMENT
                                    ---------

          WHEREFORE, the parties to this Agreement hereby agree as follows:

     1. Semotus agrees to issue to HFC a total of sixty nine thousand seven hundred twenty five dollars ($69,725.00) worth of restricted common stock of Semotus, valued by using the close price of Semotus' common stock five trading days prior to the filing of a Registration Statement filed on Form S-3 with the SEC (the "S-3"). Semotus agrees to register this stock in its next S-3, such Statement to be filed expeditiously with the SEC but in no event later than March 28, 2001, which is the end of the next filing period. Semotus shall be responsible for all filing fees related to the S-3. The S-3 shall remain open for a minimum period of thirty days from the effective date of the registration of the securities issued where the then registered securities may be sold without any restrictions. This stock and the subsequent registration of it with the SEC, is for full settlement of the consideration owed for all services provided by HFC to ISS and for the release, as set forth below. If this Registration does not go effective, this Agreement, the securities issued pursuant to this Agreement and all its terms and conditions shall be null and void. HFC shall be responsible for payment of all taxes related to receipt of the consideration hereunder.

     2. HFC and its current or former officers, directors, employees, agents, affiliates, predecessors, successors, assigns, subsidiaries and all persons acting through or with them (collectively referred to as "HFC Releasees") and Semotus, ISS, and its current or former officers, directors, employees, agents, affiliates, predecessors, successors, assigns, subsidiaries and all persons acting through or with them (collectively referred to as "Semotus Releasees"), hereby release, waive and forever discharge, individually and collectively, each other from any and all claims, rights, demands, liabilities, causes of action, losses, costs or expenses (including attorneys' fees) of any kind whatsoever, known or unknown, suspected or unsuspected, that either Party or its Releasees may now have or has ever had against the other prior to and including the date of this Agreement. This release includes, without limitation, all claims relating to any contract between the parties or its Releasees, whether express or implied, and its termination or breach; any claims for misrepresentation, fraud, or breach of any covenant of good faith and fair dealing; and any and all claims related to or in any manner incidental to either party's relationship with the other or its Releasees. If any agency or court already has assumed jurisdiction of any complaint or claim against any party or its Releasees, the party that filed such complaint or claim will direct that agency or court to withdraw from or dismiss the matter with prejudice.

 This document contains information that is confidential and is the property of Semotus Solutions, Inc. It may not be copied, published or used, in whole or in part, for any purposes other than as expressly authorized by Semotus.
                (C)Semotus Solutions 2001 All Rights Reserved.


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          It is expressly understood and agreed by the parties that this
          Agreement is in full accord, satisfaction and discharge of any and all claims by HFC Releases against Semotus Releasees, and Semotus Releasees against HFC Releasees, and that this Agreement has been signed with the express intent of extinguishing all such claims.

     3. Any controversy or claim of any kind arising out of relating to this Agreement or its breach, including but not limited to any claim relating to its validity, interpretation, or enforceability, shall be submitted to binding arbitration in the State of New York, in accordance with the Arbitration Rules of the American Arbitration Association ("AAA").

     4. This is the entire Agreement regarding the subject matter hereof and supersedes all previous and contemporaneous discussions, negotiations, agreements and understandings. No other promises or agreements have been made.

     5. In the event that any provision of this Agreement is determined to be unenforceable for any reason, the remaining provisions shall remain in full force and effect and the unenforceable provision(s) shall be interpreted and rewritten to give effect to the parties' economic intentions.

     6. HFC acknowledges and agrees that it has been advised that this Agreement is a binding legal document. HFC further agrees that has had adequate time and a reasonable opportunity to review the provisions of this Agreement and to seek legal advice regarding all its aspects, and that in executing this Agreement HFC has acted voluntarily and has not relied upon any representation made by the Semotus or any of its employees or representatives regarding the Agreement's subject matter and/or effect. HFC has read and fully understands this Agreement and voluntarily agrees to its terms.

     7. HFC agrees not to disclose the fact or any of the terms of this Agreement to anyone except for its attorney, accountant and government taxing authorities, unless required to do so by court order. HFC further agrees not to make any negative or disparaging statements about Semotus or its employees or representatives to any third party, or to disclose any information that it became aware of as a result of its relationship with Semotus.

     8. This agreement may be executed in counterparts, and each counterpart shall be deemed a duplicate original.


AGREED AND UNDERSTOOD:
                                                      SEMOTUS SOLUTIONS, INC.
DATE: 2/15/01                                         By: /s/ Tali Durant
                                                      Tali Durant
                                                      General Counsel

                                                      Haefele, Flanagan & Co.
DATE: 2/15/01                                         By: /s/ Thomas P Fea
                                                      Name: Thomas P Fea Jr.
                                                      Title:  President

 This document contains information that is confidential and is the property of Semotus Solutions, Inc. It may not be copied, published or used, in whole or in part, for any purposes other than as expressly authorized by Semotus.
                (C)Semotus Solutions 2001 All Rights Reserved.

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                         FORM OF ELECTION TO PURCHASE

            (To be executed by the Holder if he desires to exercise
             Warrants evidenced by the within Warrant Certificate)

To Datalink.net, Inc.:

     The undersigned hereby irrevocably elects to exercise _______________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $____________ and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:

                                        PLEASE INSERT SOCIAL SECURITY OR
                                             TAX IDENTIFICATION NUMBER


___________________________________     __________________________________
(Please print name and address)

___________________________________     __________________________________

___________________________________     __________________________________

     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

            _______________________________________________________
            _______________________________________________________
            _______________________________________________________
                        (Please print name and address)


Dated: ____________________  Signature: __________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed: ___________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.